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                                                                    EXHIBIT 23.3

                           CONSENT OF PATENT COUNSEL


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1 No. 333-4174) and related Prospectus of CIMA LABS INC. for the registration of shares of its common stock, and to the incorporation by reference to this consent in any post-effective amendments and registration statements filed pursuant to Rule 462.



                                                LERNER, DAVID, LITTENBERG,
                                                    KRUMHOLZ & MENTLIK



                                                 BY: /s/ MARCUS J. MILLET


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                                                     MARCUS J. MILLET


Westfield, New Jersey
May 6, 1996